UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 29, 2011

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 29, 2011, PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively, the “Borrower”), together with PR Gallery I Limited Partnership (“GLP”) and Keystone Philadelphia Properties, L.P. (“KPP”), two of our other subsidiaries, entered into a First Amendment (the “First Amendment”) to Amended, Restated and Consolidated Credit Agreement with Wells Fargo Bank, National Association, and the other financial institutions signatory thereto. All capitalized terms used and not otherwise defined in the description set forth herein of the 2010 Credit Facility (as defined below), as amended by the First Amendment, have the meanings ascribed to such terms in the 2010 Credit Facility, as so amended. The description below is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1, and to the 2010 Credit Facility, which was filed as Exhibit 10.1 to our Current Report on Form 8-K/A filed on March 24, 2010.

The original 2010 Credit Facility was comprised of (1) an aggregate $520.0 million term loan made up of a $436.0 million term loan (“Term Loan A”) to PREIT Associates, L.P. and PREIT-RUBIN, Inc. and a separate $84.0 million term loan (“Term Loan B”) to the other two subsidiaries (collectively, the “2010 Term Loan”) and (2) a $150.0 million revolving line of credit (the “Revolving Facility,” and, together with the 2010 Term Loan, the “2010 Credit Facility”). We used the proceeds of our May 2010 issuance of 10,350,000 common shares in a public offering, plus available working capital and some of the proceeds of our September 2010 sale of five power centers to repay borrowings under the 2010 Credit Facility. Prior to entering into the First Amendment, $340.0 million was outstanding under the 2010 Term Loan.

The First Amendment, among other things:

1.	Increases the maximum amount available under the Revolving Facility to $250.0 million from $150.0 million. As of June 30, 2011, $70.0 million was outstanding under the Revolving Facility;

2.	Decreases Term Loan A to $156.0 million from $256.0 million. Term Loan B remains unchanged with a balance of $84.0 million, and the aggregate balance of the 2010 Term Loan is $240.0 million;

3.	Extends the maturity date by one year, from March 10, 2013 to March 10, 2014;

4.	Decreases the range of applicable interest rates, such that amounts borrowed bear interest at a rate between 2.75% and 4.00% per annum in excess of LIBOR, as set forth below, depending on our leverage ratio (Total Liabilities to Gross Asset Value), with no floor. The new rate in effect will be 4.00% per annum in excess of LIBOR. Previously, amounts borrowed bore interest at a rate between 4.00% and 4.90% per annum in excess of LIBOR, and the rate in effect immediately prior to the effective date of the First Amendment was 4.90% in excess of LIBOR;

Level	Ratio of Total Liabilities to Gross Asset Value	Applicable Margin
1	Less than 0.500 to 1.00	2.75%
2	Equal to or greater than 0.500 to 1.00 but less than 0.550 to 1.00	3.00%
3	Equal to or greater than 0.550 to 1.00 but less than 0.600 to 1.00	3.25%
4	Equal to or greater than 0.600 to 1.00 but less than 0.650 to 1.00	3.50%
5	Equal to or greater than 0.650	4.00%

5.	Deletes the provisions requiring the application of proceeds from a Capital Event or a Refinance Event to reduce borrowings under the 2010 Credit Facility under certain circumstances;

6.	Modifies certain of the covenants as follows:

a.	Decreases the maximum permitted leverage ratio from 75% to 70%;

b.	Changes the requirement that the minimum Corporate Debt Yield be at least 9.50% until maturity to a minimum of (i) 9.50% until March 30, 2012, (ii) 9.75% from March 31, 2012 until March 30, 2013, and (iii) 10.00% thereafter;

c.	Changes the covenant regarding distributions to shareholders by providing that distributions may not exceed the greater of 110% (unchanged) of REIT taxable income or 95% (previously 75%) of Funds From Operations (unless necessary to meet statutory REIT distribution requirements), and by deleting provisions regarding required minimum Corporate Debt Yield and Facility Debt Yield in connection with the payment of distributions and cash payments to purchase outstanding Equity Interests of the Company; and

d.	Increases: (i) maximum Investments in unimproved real estate and predevelopment costs to 5.0% (previously 3.0%) of Gross Asset Value; (ii) maximum Investments in Persons other than Subsidiaries, Consolidated Affiliates and Unconsolidated Affiliates to 5.0% (previously 1.0%) of Gross Asset Value; and (iii) maximum Investments in Indebtedness secured by Mortgages in favor of the Company, the Borrower or any other Subsidiary to 5.0% (previously 1.0%) of Gross Asset Value; subject to the limitation that the aggregate value of the Investments and the other items subject to the preceding clauses shall not exceed 10.0% (previously 5.0%) of Gross Asset Value;

7.	Adds a provision regarding Maximum Loan Availability under the 2010 Credit Facility, as amended, which provides that the Collateral Properties must produce sufficient income to maintain a Facility Debt Yield of 9.75%, based on a revised definition of Facility Debt Yield that excludes unborrowed Revolving Commitments from the calculation of debt under the 2010 Credit Facility, as amended. Amounts in excess of the Maximum Loan Availability are required to be repaid within 45 days;

8.	Releases New River Valley Mall as a Collateral Property;

9.	Requires payment by the Borrower of an amendment fee equal to 0.50% of the balance of the Term Loans and the Revolving Commitments;

10.	Adds a provision which, if the leverage ratio has been below 65% for two consecutive fiscal quarters, grants the Borrower the option to elect (the date on which the Borrower makes such election, the “Optional Amendment Effective Date”) to amend certain financial covenants as set forth below in order to reduce the applicable margin interest rates as set forth below. The election also provides the Borrower with a right to a one-year extension of the maturity date and an increase in the Revolving Facility to as much as $350.0 million, each as described below. From and after the Optional Amendment Effective Date:

a.	The range of applicable interest rates will be reduced, such that amounts borrowed bear interest at a rate between 2.00% and 3.00% per annum in excess of LIBOR as set forth below, depending on our leverage ratio, with no floor.

Level	Ratio of Total Liabilities to Gross Asset Value	Applicable Margin
1	Less than 0.500 to 1.00	2.00%
2	Equal to or greater than 0.500 to 1.00 but less than 0.550 to 1.00	2.50%
3	Equal to or greater than 0.550 to 1.00 but less than 0.600 to 1.00	2.75%
4	Equal to or greater than 0.600	3.00%

b.	The maximum permitted leverage ratio will be reduced from 70% to 65%;

c.	The minimum Facility Debt Yield that must be maintained in connection with the Maximum Loan Availability will be increased from 9.75% to 10.50%;

d.	The minimum ratio of EBITDA to Interest Expense will be increased from 1.60:1 to 1.65:1;

e.	The minimum ratio of Adjusted EBITDA to Fixed Charges will be increased from 1.35:1 to 1.40:1; and

f.	The maximum Projects Under Development will be increased to 15.0% (previously 10.0%) of Gross Asset Value;

11.	Provides, if the Optional Amendment Effective Date has occurred, the Borrower’s right to one one-year extension of the maturity date to March 10, 2015, subject to new appraisals of the Collateral Properties, certain conditions including a minimum Facility Debt Yield to be maintained in connection with the Maximum Loan Availability of 11.00% and a minimum Corporate Debt Yield on and after the date that would otherwise be the Termination Date of 10.25%, and to the payment of an extension fee of 0.25% of the sum of (i) the then outstanding Commitments and (ii) the then outstanding principal balance of the 2010 Term Loan; and

12.	Provides, if the Optional Amendment Effective Date has occurred, the Borrower’s right to increase the maximum amount available under the Revolving Facility, through an accordion option, from $250.0 million to as much as $350.0 million, in increments of $5.0 million (with a minimum increase of $25.0 million), based on Wells Fargo Bank’s ability to obtain increases in Revolving Commitments from the current lenders or Revolving Commitments from new lenders, provided that the minimum Facility Debt Yield which must be maintained in connection with the Maximum Loan Availability will be increased from 10.50% to 11.00%;

Forward Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by us, contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2010 Credit Facility, as amended, as well as limits on our ability to pay distributions on our common shares; our ability to refinance our existing indebtedness when it matures, on favorable terms, or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; our short- and long-term liquidity position; the effects on us of dislocations and liquidity disruptions in the capital and credit markets; current economic conditions and their effect on employment, consumer confidence and spending; tenant business performance, prospects, solvency and leasing decisions; the value and potential impairment of our properties; increases in operating costs that cannot be passed on to tenants; our ability to maintain and increase property occupancy, sales and rental rates, including at our redeveloped properties; risks relating to development and redevelopment activities; changes in the retail industry, including consolidation and store closings; the effects of online shopping and other uses of technology on our retail tenants; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and the existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2010 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above with respect to the First Amendment under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment dated June 29, 2011 to Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 by and among PREIT Associates, L.P. and PREIT-RUBIN, Inc., PR Gallery I Limited Partnership and Keystone Philadelphia Properties, L.P., Pennsylvania Real Estate Investment Trust, and the financial institutions party thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 30, 2011	By:	/s/ Robert F. McCadden
Robert F. McCadden
Executive Vice President and Chief Financial Officer